UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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KBL MERGER CORP. IV

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KBL MERGER CORP. IV
30 Park Place, Suite 45E

New York, NY 10007

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 9, 2020

TO THE STOCKHOLDERS OF KBL MERGER CORP. IV:

Notice is hereby given of the special meeting, which we refer to as the “Special Meeting”, of stockholders of KBL Merger Corp. IV, which we refer to as “we”, “us”, “our”, “KBL” or the “Company”, to be held at 10:00 a.m. Eastern Time on July 9, 2020 via a teleconference meeting using the following dial-in information: dial-in: (888) 337-0215; participant passcode: 1615196. A definitive proxy statement relating to the Special Meeting will be mailed to the stockholders of the Company beginning on or about June 29, 2020.

The sole purpose of the Special Meeting is to consider and vote upon the following proposals:

●	a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination”, (ii) cease its operations if it fails to complete such business combination except for the sole purpose of winding up, and (iii) redeem or repurchase 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering that was consummated on June 7, 2017, from July 9, 2020 to November 9, 2020 or such earlier date as determined by the Company’s board of directors (the “Board”), which we refer to as the “Extension”, and such later date, the “Extended Date”, and such amendment, the “Extension Amendment”, and such proposal, the “Extension Amendment Proposal”; and

●	a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal, which we refer to as the “Adjournment Proposal”. The Adjournment Proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Extension Amendment Proposal.

Each of the Extension Amendment Proposal and the Adjournment Proposal will be more fully described in the proxy statement relating to the Special Meeting that will be mailed to the stockholders of the Company.

The purpose of the Extension Amendment is to allow the Company more time to complete its initial business combination. On July 25, 2019, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with KBL Merger Sub, Inc. (“KBL Merger Sub”), 180 Life Sciences Corp. (“180”) (formerly known as CannBioRx Life Sciences Corp.), Katexco Pharmaceuticals Corp., (“Katexco”), CannBioRex Pharmaceuticals Corp., (“CBR Pharma”), 180 Therapeutics L.P., (“180 LP” and together with Katexco, CBR Pharma and 180, the “180 Parties”), and Lawrence Pemble, in his capacity as representative of the stockholders of the 180 Parties (the “Stockholder Representative”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Business Combination Agreement, KBL Merger Sub will merge with and into 180, with 180 continuing as the Company’s wholly owned subsidiary at the closing of the business combination. For more information regarding the proposed business combination with 180 and the Business Combination Agreement, please read the registration statement on Form S-4, including the related proxy statement/prospectus contained therein, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on November 12, 2019, and as amended on February 10, 2020, including the complete text of the Business Combination Agreement and amendments thereto.

The Board has fixed the close of business on June 22, 2020 as the date for determining the Company stockholders entitled to receive notice of and vote at the Special Meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment thereof.

Under Delaware law and the Company’s bylaws, no other business may be transacted at the Special Meeting.

June 26, 2020	By Order of the Board of Directors

/s/ Marlene Krauss, M.D.
Marlene Krauss, M.D.
Chief Executive Officer